Exhibit (b)(13)


                                    AMENDMENT
                                       OF
                       SUPPLEMENTAL RETIREMENT INCOME PLAN
                FOR SALARIED EMPLOYEES OF ILLINOIS POWER COMPANY

     WHEREAS, Illinois Power Company (the "Company") maintains the Supplemental Retirement Income Plan for Salaried Employees of Illinois Power Company (the "Plan"); and

     WHEREAS, amendment of the Plan is now deemed desirable;

     NOW, THEREFORE, BE IT RESOLVED that, pursuant to the amending authority reserved to the Corporation in Section 6.1 of the Plan, the Plan is hereby amended by substituting the following for Section 1.5 of the Plan:

     "1.5 `Participant' means an elected officer of the Company and any officer of a Subsidiary designated as a Participant by the Company's Chairman of the Board of Directors who is a participant under the Qualified Plan and to whom or with respect to whom a benefit is payable under the Plan. `Subsidiary' means (i) any company during any period in which it is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; (ii) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company; and
(iii) any corporation or other entity that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company."